Exhibit 99.2

Sonus Networks, Inc.

Supplementary Financial and Operational Data

$(000s)	YTD15 at Q215	Q215	Q115	FY14	Q414	Q314	YTD14 at Q214	Q214	Q114
Revenue
Product	51,907	27,042	24,865	182,455	46,570	44,900	90,985	45,845	45,140
Services	52,939	27,659	25,280	113,871	30,228	28,316	55,327	29,725	25,602
Total Revenue	104,846	54,701	50,145	296,326	76,798	73,216	146,312	75,570	70,742

Growth-related Revenue
Product	33,125	16,218	16,907	124,281	31,461	31,367	61,453	28,630	32,823
Growth-related as % Total Product Revenue	64%	60%	68%	68%	68%	70%	68%	62%	73%
Services	24,482	12,372	12,110	39,263	11,012	9,915	18,336	10,239	8,097
Growth-related Revenue	57,607	28,590	29,017	163,544	42,473	41,282	79,789	38,869	40,920
Growth-related as % Total Revenue	55%	52%	58%	55%	55%	56%	55%	51%	58%

% of Total Revenue	YTD15 at Q215	Q215	Q115	FY14	Q414	Q314	YTD14 at Q214	Q214	Q114
Revenue
Product	50%	49%	50%	62%	61%	61%	62%	61%	64%
Services	50%	51%	50%	38%	39%	39%	38%	39%	36%

Growth-related Revenue
Product	58%	57%	58%	76%	74%	76%	77%	74%	80%
Services	42%	43%	42%	24%	26%	24%	23%	26%	20%

Revenue by Geography
Domestic	67%	71%	62%	71%	70%	70%	72%	71%	73%
International	33%	29%	38%	29%	30%	30%	28%	29%	27%

% of Product Revenue	YTD15 at Q215	Q215	Q115	FY14	Q414	Q314	YTD14 at Q214	Q214	Q114
Revenue by Channel
Direct	75%	74%	76%	73%	75%	62%	76%	71%	82%
Indirect	25%	26%	24%	27%	25%	38%	24%	29%	18%

Operating Statistics	YTD15 at Q215	Q215	Q115	FY14	Q414	Q314	YTD14 at Q214	Q214	Q114
10% Customers
Number of 10% customers	1	1	2	1	1	2	1	1	1
Name of 10% customers	AT&T	AT&T	Verizon	AT&T	AT&T	CenturyLink	AT&T	AT&T	AT&T
			Softbank			AT&T

Top 5 Customers as % of Revenue	40%	40%	43%	36%	27%	47%	39%	40%	42%

Number of Total Customers*		624	695		806	718		798	612

Number of New Customers*	318	150	168	856	228	228	400	227	173
Number of New Customers* with Growth-related Content	299	143	156	788	214	199	375	214	161

*Customer Count reflects end customers and excludes customers with maintenance-only revenue of less than $5k on a quarterly basis.